Exhibit 99.1

Cullinan Therapeutics Highlights Fourth Quarter 2026 Milestones Across Immunology and Oncology T Cell Engager Portfolio

Velinotamig (BCMA TCE) multi-dose regimen data in SLE at ACR Convergence 2026 in November

CLN-978 (CD19 TCE) multi-dose regimen data in SLE, RA and Sjögren’s disease in December

CLN-049 (FLT3 TCE) updated data from the Phase 1 dose escalation study in December

CAMBRIDGE, Mass. September 24, 2026 (GLOBE NEWSWIRE) -- Cullinan Therapeutics, Inc. (Nasdaq: CGEM; “Cullinan”), a clinical-stage biopharmaceutical company accelerating potential first- or best-in-class, disease-modifying T cell engagers in autoimmune diseases and cancer, today outlined fourth quarter 2026 milestones across its immunology and oncology pipeline.

“We look forward to providing several updates across our T cell engager programs in the fourth quarter of 2026. Starting with autoimmune diseases, for CLN-978 we look forward to sharing the most comprehensive clinical data set to date for a CD19 T cell engager across all indications, with multi-dose regimen data reported concurrently for SLE, RA, and now Sjögren’s disease also. For velinotamig, we will provide multi-dose regimen data from the ongoing Phase 1 dose escalation study as we advance the program in plasma cell driven diseases. Together, our CD19- and BCMA-targeted programs reflect a differentiated approach to treating autoimmune diseases, aiming to address distinct disease drivers across a broad range of conditions. For CLN-049, we plan to provide an update with longer follow up from the dose escalation portion of our ongoing Phase 1 study in a broad, all-comer population of relapsed/refractory AML patients. We look forward to rapidly progressing this program and initiating our potentially registrational Phase 2 study, following our recent successful meeting with the FDA,” said Nadim Ahmed, President and CEO of Cullinan Therapeutics.

The Company plans to share the following immunology and oncology pipeline updates in Q4 2026:

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CLN-978 (CD19xCD3 T cell engager): treatment-refractory moderate to severe systemic lupus erythematosus (SLE), difficult-to-treat rheumatoid arthritis (RA), and treatment-refractory moderate to severe Sjögren’s disease (SjD)
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Multi-dose and single target dose regimen data in SLE, RA, and SjD in December

•
Velinotamig (BCMAxCD3 T cell engager): treatment-refractory autoimmune diseases driven by long-lived plasma cells
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Multi-dose regimen data from the ongoing Genrix Bio Phase 1 dose escalation study in SLE to be shared in poster session at ACR Convergence 2026 on November 8, 2026, 10:30 a.m. to 12:30 p.m. ET

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CLN-049 (FLT3xCD3 T cell engager): relapsed/refractory acute myeloid leukemia (AML)
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Updated data from the dose escalation portion of the Phase 1 study in December

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company developing potential first- or best-in-class, disease-modifying T cell engagers for autoimmune diseases and cancer. Cullinan pursues promising therapeutic targets while leveraging core expertise in T cell engagers, which are established in oncology and are now advancing into autoimmune diseases. With a clinical-stage pipeline built on a rigorous scientific approach and purposeful innovation, Cullinan is advancing its mission to deliver new standards of care for patients. Learn more about Cullinan at https://cullinantherapeutics.com/, and follow Cullinan on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding the company’s beliefs and expectations regarding: our clinical development plans and anticipated timelines for our product candidates, the clinical and therapeutic potential of our product candidates, our plans regarding future data presentations and other statements that are not historical facts. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “potential,” “project,” “pursue,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of clinical trial data and regulatory submissions; the risk that any NDAs, INDs, or other global regulatory submissions we may file with the United States Food and Drug Administration or other global regulatory agencies are not accepted or cleared on our expected timelines, or at all; the success of our clinical trials and preclinical studies; the risks related to our ability to protect and maintain our intellectual property position; the risks related to manufacturing, supply, and distribution of our product candidates; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical trials will not be predictive of future results in connection with future studies or clinical trials; the effect of changes in global economic conditions, including uncertainties related to international trade policies, tariffs and supply chain dynamics on our business and operations; and the success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Contacts:

Investors

Nick Smith

+1 401.241.3516

nsmith@cullinantx.com

Media

Rose Weldon

+1 215.801.7644

rweldon@cullinantx.com